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Exhibit 99.1
                                                               NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

CONTACT:  Michael Doyle
          Vice President and CFO
          (800) 828-7115
          MDoyle@EasyLink.Com


    EASYLINK FILES PREVIOUSLY ANNOUNCED AMENDMENTS TO ANNUAL REPORT ON FORM
          10-K FOR 2004 AND QUARTERLY REPORT ON FORM 10-Q FOR Q1 2005


PISCATAWAY, NJ - December 8, 2005 - EasyLink Services Corporation (NASDAQ:
EASYE), a leading global provider of services that power the exchange of information between enterprises, their trading communities and their customers, today announced that it has filed the previously announced amendments to its annual report on Form 10-K for the year ending December 31, 2004 and quarterly report on Form 10-Q for the quarter ending March 31, 2005. The restated financial statements contained in the amendments reflect an increase in net income for the year ending December 31, 2004 by approximately $0.1 million and an increase in the net loss for the quarter ending March 31, 2005 by approximately $0.2 million. The amendments also reflect a cumulative net decrease in stockholders' equity of approximately $0.2 million through March 31, 2005.

In light of the filing of these amendments, the Company is now in a position to complete the preparation of its quarterly reports on Form 10-Q for the second quarter ending June 30, 2005 and the third quarter ending September 30, 2005. Subject to completion of the review and approval of its current independent registered public accountants, the Company intends to complete these filings by the December 19, 2005 deadline established for the Company by the Nasdaq Listing Qualifications Panel.

As previously announced, on November 7, 2005, the Company received notice that the Nasdaq Listing Qualifications Panel had granted the Company's request for an extension until December 19, 2005 to file its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005. On December 7, 2005, the Company received notice from The NASDAQ Stock Market, Inc. Listing Qualifications Staff that the Company has failed to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14) due to the Company's failure to file its quarterly report on Form 10-Q for the three months ended September 30, 2005 on a timely basis. Although the Panel's November 7, 2005 determination addresses the September 30, 2005 filing deficiency, Nasdaq rules nevertheless require the issuance of this press release announcing the receipt of the December 7, 2005 notice. The December 7, 2005 notice has no effect on the Panel's determination to grant the Company an extension until December 19, 2005 to complete these filings.

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About EasyLink Services Corporation

EasyLink Services Corporation (NASDAQ: EASYE), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products, and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the Company's 2nd and 3rd quarter 2005 results and filing of the Company's Quarterly Reports on Form 10Q for the quarters ending June 30, 2005 and September 30, 2005 are subject to review by Grant Thornton LLP; the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ, including the risk that the Company is unable to complete the filings of its Quarterly Reports on Form 10-Q for the 2nd and 3rd quarters of 2005 by December 19, 2005, or the risk that the Company is unable to regain compliance with the $1 minimum bid price requirement by February 21, 2006. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.